SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 22, 2004

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation) 135 East Maumee Street Adrian, Michigan (Address of principal executive office)	000-22461 (Commission File Number)	38-3088340 (IRS Employer Identification no.) 49221 (Zip Code)

Registrant’s telephone number,
including area code: (517) 265-5144

Item 7.	Financial Statements and Exhibits.

Exhibit

99.1	Speeches by company officers at the annual meeting held April 22, 2004.

Item 9.	Regulation FD Disclosure.

        Certain directors and officers made speeches at the Annual Meeting of company shareholders. Copies of these speeches are attached as Exhibit 99.1.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 22, 2004	PAVILION BANCORP, INC. (Registrant) By: /s/ Loren V. Happel —————————————— Loren V. Happel Chief Financial Officer

EXHIBIT INDEX

99.1	Speeches by company directors and officers at the annual meeting held April 22, 2004

Exhibit 99.1 Speeches by directors and officers:

Speech by Douglas Kapnick

WELCOME

Good evening everyone. I’m Doug Kapnick, Chairman of the Board of Pavilion Bancorp, Inc. On behalf of my fellow Board members and the staff of Bank of Lenawee and Bank of Washtenaw, I welcome you to our 2004 Annual Meeting.

We would like to extend our sincere thanks to Dr. Rick Artman, President of Siena Heights University, and his staff for hosting us again in this lovely facility and helping us to prepare for this meeting.

Tonight we have many exciting highlights to share with you as we take a look at the success Pavilion Bancorp Inc., achieved in 2003 and the opportunities ahead in 2004 and beyond. So, let’s get started with the mandatory business meeting.

BUSINESS PORTION

PRESENTATION—PAVILION BANCORP, INC.

Passion and perseverance. In my opinion, these are the two qualities intrinsic to Pavilion Bancorp Inc. that have allowed us to perform so solidly over the past year. A vision of Pavilion Bancorp as a world-class leader in community banking has been ignited and, fueled by the optimism of unlimited opportunities, the energy level of our organization is at an all-time high.

You don’t need to look any further than The Bank of Lenawee to see a powerful example of how passion can transform an organization After unofficially adopting the hammer as an internal symbol of crushing weaknesses and building strengths, President Rick DeVries and the Bank of Lenawee staff have taken this message to the streets, events, and businesses in their market area energetically, enthusiastically, and, as you will hear in a few moments, very effectively. In other words there aren’t too many folks in Lenawee County who are whistling, “If only I had a hammer” anymore—thanks to the Bank of Lenawee.

When it comes to perseverance, we can report that Walt Byers and his team have continued to stay the course in Washtenaw County, despite an extremely intense competitive landscape. Over the past year, the Bank of Washtenaw has significantly strengthened its own financial foothold.

You could say that over the past two years, we have been creating our toolbox—stocking it with the variety of tools necessary to become an awe-inspiring, world-class community bank. Now, with our resources aligned for maximum productivity, the organization is fully equipped to sustain long-term growth, achieve competition crushing dominance in our markets, and deliver peak profitability to our shareholders.

Speaking of profitability—that’s something Pavilion Bancorp nailed very nicely this year. I would like to share with you a few of our financial highlights:

To start, our net income grew by 17% to $3.24 million—equal to $3.78 per share. The upward trend continued with our total assets under administration increasing 10.4% to $317 million and the rate of growth in our deposits topping 9.2% to $264 million. And, our net interest margin of 5.06% easily outpaced that of our peer group.

Pavilion Bancorp Inc. also hammered home a healthy growth rate of 16.6% for our loan portfolio—bringing total originations for 2003 to $275 million.

As you can see from these numbers 2003 was a year of excellent productivity and profitability for Pavilion Bancorp. I am very pleased to announce that our corporation’s positive financial accomplishments translated into equally impressive results for our stockholders—with our stock price increasing 25% in 2003 to $48.57. And, the value of Pavilion Bancorp stocks shows no sign of cooling off. Currently, our stock price is $52.50.

I am also excited to announce another important news item for our investors. Your Board of Directors has approved the payment of our regular quarterly dividend. This cash dividend of twenty-four cents per share represents an increase of one cent and will be paid on April 30 to shareholders of record as of April 16th. Coupled with the 5% stock dividend paid in January of this year, our dividend payout climbed 9.65% over last year.

I would also like to mention that we currently have X# of shareholders enrolled in the new Pavilion Bancorp Dividend Reinvestment Plan. I encourage all shareholders to consider this new plan. It’s an easy way to continue to grow your investment in our company.

Now, it is my pleasure to turn the floor over to Walt Byers, President and CEO of the Bank of Washtenaw.

Speech by Walter Byers:

Good Evening.

I’m pleased to report that in 2003 Bank of Washtenaw continued to make progress in becoming a successful community bank.

There is no question about it, Bank of Washtenaw had to overcome the initial struggles that any start-up business would have, but coupled with a depressed economy and a very competitive market, it has taken a bit longer than we had anticipated.

Now that the economy is improving and Bank of Washtenaw has gained market share, we see signs of improvement. Many key performance categories grew in 2003. Total assets reached $73 million up 20% from 2002. Our loan portfolio grew over 28% to $ 65 million, and deposits rose 17% ending the year at $62 million. Net income also approached the break-even point by the end of 2003.

Strategically 2003 marked a turning point in the way Bank of Washtenaw did business. During the first 2 years the Bank had to build business volume as quickly as possible. That was done by buying business as the low priced alternative. Not a bad strategy for a start-up operation. But of course that meant a lower net margin. In 2003 management realized that we had secured a solid base in market share and that we no longer needed to be the low priced provider. The Bank could now compete with every other competitor in the market. We emphasized relationship banking, which meant not only asking for the lending business but deposits as well. It also meant pricing loans based on risk. We are now seeing improvement in our net margin.

From a market standpoint, Washtenaw County remains attractive. The county offers some of the most favorable demographic trends in terms of both population and job growth in southeast Michigan. Of course those trends also make the market one of the most competitively banked too! You may ask—how do we compete with only 3 branches. We compete with a local board, local management and quality products, including our Mobile Banking service. In late 2003 we commissioned a survey of our business customers to determine why they do business with us. Two things stood out: our employees and because we are a community bank. In 2003 we hired two key employees to strengthen our presence in the market; Ted Schork joined us as the Senior Vice President and head of commercial lending and Dan Foss as a Vice President and small business manager. Both are from the market and bring over 30 years of lending experience and many loyal customers. We are glad to have Ted and Dan of our team.

Not only were our employees busy building the Bank in 2003, we were also active in the communities we serve. Last year we were involved in over 30 community groups and clubs through out Washtenaw County. The Bank received 3 awards from community groups last year: first the Washtenaw United Way recognized the Bank for having 100% participation in giving to the annual fund campaign and for participating in the Day of Caring; The American Cancer Society awarded the Bank with its 5-star award for our participation last year, (we were 1 of 2 business in the county to receive that award); and the Saline Area Chamber of Commerce presented the Bank with its 2003 Business Enterprise of the year award.

2004 promises to be an exciting year at the Bank of Washtenaw. We plan to continue to become a BANK OF CHOICE and to develop RELATIONSHIP BANKING with our customers.

In conclusion, as the President and CEO of the Bank, I want to tell you how proud I am of each and every employee at the Bank. From our all important tellers, staff, and officers, we have worked hard as a team to make Bank of Washtenaw what it is today. We thank you, the shareholders of Pavilion Bancorp, for your continued support.

Speech by Richard DeVries:

Thank you, Doug! Hello everyone, it’s wonderful to see you tonight and to share with you some of the exciting things we are doing at Bank of Lenawee as we continue to build our assets—in every capacity.

As Doug mentioned earlier tonight, the hammer has become somewhat of a symbol for our bank in our market area. Although the hammer is a simple tool, it has great power—you can use it to build something, or to break something apart. And at the Bank of Lenawee we are doing both of those things.

In fact, every employee in our organization has been given a hammer of their own—inscribed with the words, “Crush and build. Hammer on. And have fun.” This is our mantra. We are crushing our fears and our weaknesses. We are building our strengths and a solid foundation for growth. And, we are having fun doing it—much to the delight of our customers and communities, which we believe is essential to our success.

Every Bank of Lenawee employee has also been given something else…responsibility— for finding fun, creative ways to do their jobs, for making every customer’s day, for being fully present in every interaction, and for deciding to be in a positive, caring mood. The goal of working this way on a daily basis? Happier employees, WOW-ed customers, and the powerful demonstration of what makes us truly different in the marketplace.

You see, our focus is on being not only a world-class financial services provider—but also the best community bank around. We see ourselves as partners with the people in our market areas, helping them achieve their goals and mark milestones with the products and service we provide.

However, our mission is much broader than that—as the theme of our current advertising campaign—Celebrate the Spirit of Your Hometown—suggests. We do more than provide financial services in Lenawee County…we get involved in the communities that we serve.

We live, work, and volunteer side-by-side with our customers and our shareholders in Lenawee County. We contribute our time to the causes and organizations that are important to the well-being of our communities. And we practice philanthropy to help the organizations that do good, do just that. The result is stronger, better communities—which directly benefits our bottom line.

If you look at our 2003 financial results, you can see evidence of this. As Doug highlighted in his presentation, our net income, total assets under administration, and deposit growth all increased significantly. And, we are definitely ahead of the pack in terms of our net interest margin. All indicators that Bank of Lenawee and its affiliates are building steam—and strength.

There are some additional numbers that I believe are equally exciting—starting with 2,408. No, that’s not the number of hammers we’ve distributed throughout the county. It’s the number of mortgages that Pavilion Mortgage Company wrote for both the Bank of Lenawee and the Bank of Washtenaw—totaling $301 million. Both of these are record numbers!

500—that’s the number of community and business leaders who attended our premiere Lenawee Live event to enjoy live music, local cuisine, and nearly 300 works of art from local artists. This event was such a success that plans for Lenawee Live 2004 were already being discussed before the art exhibit left our main office in Adrian!

Bank of Lenawee also introduced its Holiday Hammer Award in 2003. This $5,000 award is an expression of our commitment to “hammer on” for our communities. The inaugural recipient was The Tecumseh Service Club, a non-profit organization that helps low-income families meet their basic needs.

All of these numbers add up to some great accomplishments for our organization over the past year. You could say that 2003 was a year of laying the ground work for the heavy construction of 2004.

Of course, the only way to ensure that what you’re building is structurally sound is by following a well-designed plan. With this in mind, I’d like to share with you the strategic blueprint that we are using—along with our hammers—to build the Bank of Lenawee into a better bank…with the influence, resources, and efficiency necessary to bring consistent, long-term profitability to our shareholders.

One of our key initiatives is already well underway—building strength in two of our key profit centers: commercial and mortgage lending. We are increasing our presence in these areas with additional staff and providing our lenders with the tools they need to be mobile—allowing them to do business wherever it is most convenient for our customers.

We are also using another kind of mobility to increase our competitive advantage and our market share. We are the only bank in Lenawee County to provide full service mobile banking—an enormous asset when it comes to promoting the convenience of our services, as we intend to do in the coming months.

In addition, we plan to continue enhancing and promoting our unique services to attract new customers. We are committed to identifying cross-selling opportunities to deepen and expand our relationships with our existing clients. After all, the best prospects for earning additional revenue with comparatively low expenditure are those people who already bank with us.

We have also made significant progress toward another one of our goals—the development of a human resources roadmap, to help us maximize the skills and potential of our most valuable assets—our people.

From a systems perspective, our action plan includes the implementation of both online teller processing—which is already in place, and check imaging technology, which is on track to be completed this summer.

To achieve further efficiency gains, we continue to analyze our expenditures—making sure that we fulfill our obligation to ensure that you, our shareholders, receive maximum return on the investment you have made in our organization.

When it comes to credit approval and monitoring, we continue to be vigilant over our loan portfolio and the review of our policies, processes and technology to facilitate sound lending practices. The ultimate outcome is the enhanced safety and security of our portfolio.

Yes, everyone at Bank of Lenawee is definitely putting their hammer to good use—building on our unique strengths and tearing down weaknesses in order to reach our larger, long-term goal—the expansion of our presence in Lenawee County, and beyond.

This year, we are on target to make great strides in our ability to meet the needs of a larger market and become a one-stop financial services provider, with the launch of Bank of Lenawee Investment Services—offering a complete range of retail brokerage, financial planning, trust, estate, and employee benefit services.

This is an extremely exciting step forward for the Bank of Lenawee. We are anticipating that this new area will be up and running by the end of May, pending state and federal approval.

Through our investment services group, our customers will have access to some of the top investment management firms in the country, in addition to very competitive and progressive 401(k) services.

We are also in the process of upgrading our brokerage contract from discount brokerage to full service brokerage through Primevest Financial Services, which will allow us to offer mutual funds, fixed and variable annuities, stocks and bonds and other securities.

Our Private Banking services will also have a home in the Investment Services Group, allowing us to further enhance our private banking product and our ability to deliver outstanding private banking services to a larger customer base. As you can imagine, all of these developments create new opportunities—and much excitement—for the Bank of Lenawee.

And we plan to share the message of opportunity and our excitement with as many businesses and individuals as possible in Lenawee County this year. Our local community has incredible potential to develop both culturally and economically in the future. We want to help nurture its growth—and become the premier financial institution serving our market area. We will do this by continually monitoring the pulse of Lenawee County and the surrounding area to identify the opportunities that will enable us to enhance our business and the vitality of the communities in which we operate.

Beyond our own backyard, the neighboring counties that look and feel similar to Lenawee also offer tremendous opportunity. We believe that when the time is right, residents in Lucas, Jackson, Hillsdale, and Monroe counties will also embrace our unique brand of community banking—and we will be ready seize the opportunity, quickly and confidently—hammers in hand.

In 2004 however, our focus remains on developing our brand and our business here at home, in Lenawee County and hammering away at the initiatives that will lead to increased growth and profitability. It is definitely a year of change—in the way we approach our work, in the way we respond to challenges, and in the way we communicate with our customers.

A year from now, when we look back on this year in the evolution of the Bank of Lenawee, I can promise you that although much progress will have been made, three things will still ring true: our dedication to this community, our passion for creativity, and our commitment to earning the confidence of you, our shareholders.

On behalf of everyone at the Bank of Lenawee, I thank you for your investment in our organization and for your support as we crush and build, hammer on, and have fun!

Good evening, everyone!